                                                      Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                             UNION ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)
         State of Missouri                      43-0559760
    (State or other jurisdiction of incorporation (I.R.S. Employer Identification No.)
           or organization)
                1901 Chouteau Avenue, St. Louis, Missouri  63103
                                 (314) 621-3222
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                    DONALD E. BRANDT, Senior Vice President
                          JAMES C. THOMPSON, Secretary
                             UNION ELECTRIC COMPANY
                1901 Chouteau Avenue, St. Louis, Missouri 63103
                                 (314) 621-3222
           (Names, address, including zip code, and telephone number, including area code, of agents for service)
                           --------------------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by market conditions and other factors.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                           --------------------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                  Proposed        Proposed
                                                  maximum         maximum
                                   Amount         offering       aggregate      Amount of
Title of each class of             to be           price          offering     registration
securities to be registered      registered    per unit(1)(2)     price(1)         fee
- -------------------------------------------------------------------------------------------

Preferred Stock..............  944,375 shares        $100      $94,437,500          $32,565
===========================================================================================

(1) Estimated solely for purpose of calculating the registration fee.
(2) Stated value of the Preferred Stock will be determined at the time of issuance, and may vary from $100, but the aggregate amount of Preferred Stock offered will in no event exceed $100,000,000.

    Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this registration statement and registration statement No. 33-55346. $5,562,500 aggregate stated value of Preferred Stock remains registered and unsold under registration statement No. 33-55346.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION - DATED MARCH   , 1994


P R O S P E C T U S
- -------------------



                             UNION ELECTRIC COMPANY

                           CUMULATIVE PREFERRED STOCK



        Union Electric Company (the "Company") intends to offer from time to time, in one or more transactions, up to $100 million aggregate stated value of its Cumulative Preferred Stock, without par value, (the "New Preferred Stock") in one or more series at prices and on terms to be determined at the time or times of sale. The series designation, number of shares in each series, stated value, rate and time of payment of dividends, initial public offering price, redemption provisions, if any, and other specific terms of each series of New Preferred Stock in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying prospectus supplement or supplements (the "Prospectus Supplement").


                           --------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


                           --------------------------


        The Company intends to sell the New Preferred Stock through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and the principal amounts to be purchased by or through, underwriters, dealers or agents, if any, the compensation of such persons and other special terms in connection with the offering and sale of such Offered Securities will be set forth in the Prospectus Supplement. See "Plan of Distribution" herein.


                           --------------------------


                The date of this Prospectus is            , 1994

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning directors and officers, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in reports of the Company filed with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.; 500 West Madison Street, Suite 1400, Chicago, Illinois; or in the Public Reference Room, 13th Floor, 7 World Trade Center, New York, New York. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected and copied at the office of the New York Stock Exchange, 20 Broad Street, New York, New York.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-2967), are incorporated herein by reference:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1992, as amended by Form 10-K/A filed May 5, 1993 (the "Form 10-K Annual Report"); and

      (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993 (the "Form 10-Q Reports").

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents; provided that all documents so filed in each year during which the offering made by this Prospectus is in effect shall not be incorporated herein by reference or be a part hereof from and after the date of filing of the Company's Annual Report on Form 10-K for such year.

  Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than certain exhibits to such documents. Requests for such copies should be directed to Mr. James C. Thompson, Secretary, Union Electric Company, P.O. Box 149, St. Louis, Missouri 63166, or telephone (314) 621-3222.

                           --------------------------

  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.

                           --------------------------

THE COMPANY

  The Company, incorporated in Missouri in 1922, is successor to a number of companies, the oldest of which was organized in 1881. It is the largest electric utility in the State of Missouri and supplies electric service in territories in Missouri and Illinois having an estimated population of 2,600,000 within an area of approximately 24,500 square miles, including the greater St. Louis Area. Natural gas purchased from non-affiliated pipeline companies is distributed in 90 Missouri communities and in the City of Alton, Illinois and vicinity. The Company's principal office is at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and its telephone number is (314) 621-3222.


                                USE OF PROCEEDS

  As more specifically set forth in the applicable Prospectus Supplement, the Company proposes to apply the proceeds from the sale of the New Preferred Stock to redeem all or a portion of one or more outstanding series of preferred stock or to reimburse the Company's treasury for expenditures made for such purposes, or to repay all or a portion of short-term borrowings outstanding incurred to fund the Company's construction program or for working capital.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                     PREFERRED STOCK DIVIDEND REQUIREMENTS

             1989      1990     1991     1992     1993
             ----      ----     ----     ----     ----

              3.11      3.19     3.72      4.02     4.01

Earnings used in computing the Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements consist of net income plus fixed charges (interest on debt, related amortization, and the interest factor applicable to rentals) and income taxes. "Preferred Stock Dividend Requirements" represent the dividend requirement on the outstanding Preferred Stock of the Company adjusted to a pre-tax basis.


                       DESCRIPTION OF NEW PREFERRED STOCK

  The following summaries of certain provisions affecting the capital stock contained in the Articles of Incorporation, as amended, and in other documents referred to below, all of which are filed as exhibits to the Registration Statement and to which reference is hereby made, do not purport to be complete and are qualified in their entirety by such reference.

  GENERAL. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock with the par value of $5 per share ("Common Stock"), 25,000,000 shares of Preferred Stock without par value ("Preferred Stock") and 7,500,000 shares of Preference Stock with the par value of $1 per share ("Preference Stock"). As of December 31, 1993, no shares of Preference Stock were outstanding and 3,435,116 shares of Preferred Stock were outstanding in 14 separate series.

  DIVIDENDS. Before any dividends on the Common Stock shall be paid or declared or set apart for payment, the Preferred Stock is entitled to cumulative cash dividends when and as declared out of funds legally available therefor, at the dividend rate fixed for the particular series as expressed in the respective designations thereof, payable quarterly on the fifteenth of February, May, August, and November in each year.

  Dividends on the Common Stock may be declared and paid at the discretion of the Board of Directors, provided all dividends for past periods and the dividend for the current quarter on the outstanding Preferred Stock and Preference Stock have been paid or provided for, and provided that any sinking fund obligations on the outstanding Preferred Stock and Preference Stock have been met. Subject to a limitation imposed by orders of the Securities and Exchange Commission permitting the issuance of certain outstanding series of the Company's Preferred Stock, the amount of dividends payable on the Common Stock (other than dividends payable in Common Stock) is restricted to 50% of net income applicable to the Common Stock if the ratio of Common Stock plus surplus to total capital (including funded debt) is less than 20% and to 75% of such net income if such ratio is 20% or more but less than 25%. At December 31, 1993, such ratio was 52.7%.

  REDEMPTION PROVISIONS. Any redemption provisions applicable to a particular series of New Preferred Stock will be described in the applicable Prospectus Supplement. Generally, the Company's Preferred Stock is redeemable at the option of the Board of Directors, in whole or in part (by lot or in such other impartial manner as the Board of Directors may determine), on not less than 30 days' and not more than 60 days' prior notice, at the amount per share fixed by the Board of Directors for each series, plus an amount equal to accrued and unpaid dividends.

  VOTING RIGHTS. Each stockholder has one vote for each share of Common Stock, Preference Stock, and Preferred Stock, held by him; provided that whenever four quarterly dividends on the Preferred Stock and Preference Stock shall be in default, in whole or in part, and during the continuance of such default, the Common Stock, as a class, shall be entitled to elect the same number of directors as was authorized by the Articles of Incorporation immediately prior to such default, and the Preferred Stock, as a class, and the Preference Stock, as a class, shall each be entitled to elect two additional directors; and provided further, that whenever four quarterly dividends on the Preference Stock only shall be in default, in whole or in part, and during the continuance of such default, the Common Stock and the Preferred Stock, voting together as a single class, shall be entitled to elect the same number of directors as was authorized by the Articles of Incorporation immediately prior to such default, and the Preference Stock, as a class, shall be entitled to elect two additional directors. Each stockholder is entitled to cumulative voting at all elections of directors, such right, in case of class voting during a default, being applicable to the number of directors to be elected by the particular class.

  No amendment to the Articles of Incorporation which would change the provisions thereof relating to cumulative voting, quorum requirements or preemptive rights, in any manner substantially prejudicial to the holders of any class of stock shall be made without the consent of at least two-thirds of all of the capital stock.

  No amendment to the Articles of Incorporation creating or increasing shares of Preferred Stock or Preference Stock shall be made without the consent of a majority of the Common Stock.

  No amendment to the Articles of Incorporation which would change the express terms of the Preferred Stock in any manner substantially prejudicial to the holders thereof, shall be made, except as referred to below and except for any change in the number of the Board of Directors, without the consent of at least three-fourths of the Preferred Stock.

  The Company shall not, without the consent of at least two-thirds of the Preferred Stock (1) sell any shares of Preferred Stock or any senior or parity stock, unless net earnings for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding such action are at least two and one-half times the annual dividend requirements on the Preferred Stock and senior or parity stock to be outstanding immediately after such action; (2) create any class of senior stock; (3) increase the authorized number of shares of Preferred Stock; (4) reclassify outstanding shares of junior stock into shares of parity or senior stock; (5) make any distribution out of capital or capital surplus (other than dividends payable in junior stock) to holders of junior stock; or (6) issue any shares of Preferred Stock or parity or senior stock, if the stated capital to be represented by the Preferred Stock and such other stock outstanding immediately after such issue would exceed the stated capital to be represented by shares of junior stock, increased by the amount of any capital surplus or reduced by the amount of any deficit.

  In addition to the above voting requirements contained in the Company's Articles of Incorporation, under Missouri law holders of the Preferred Stock have the right to vote as a class on any amendment to the Company's Articles of Incorporation that would adversely affect such stock's rights, privileges and preferences.

  LIQUIDATION RIGHTS. Before any distribution may be made to the holders of the Common Stock and the Preference Stock, in the event of any voluntary liquidation the holders of the Preferred Stock shall be entitled to be paid in cash the amount per share fixed by the Board of Directors for each series. In the case of the New Preferred Stock, the voluntary liquidation price is the same as the applicable redemption price fixed by the Board of Directors or, in respect of any period when no redemption price is so fixed, the stated value per share. In the event of any involuntary liquidation the holders of the outstanding Preferred Stock shall be entitled to be paid in cash the amount per share fixed for the respective series, and the holders of the New Preferred Stock shall be entitled to be paid in cash the stated value thereof, plus, in each case, an amount equal to accrued and unpaid dividends.

  CONVERSION PROVISIONS. The outstanding Series of Preferred Stock have no conversion rights. The Board of Directors may fix the terms and conditions upon which shares of a particular series of authorized but unissued Preferred Stock shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment thereof, if any. If applicable, conversion rights on the New Preferred Stock will be described in a Prospectus Supplement.

  OTHER PROVISIONS. The Preferred Stock has no preemptive rights. The New Preferred Stock, when issued, will be validly issued, fully paid and non-assessable. The Articles of Incorporation authorize the Company to purchase its capital stock and contain no restriction on the purchase of its Preferred Stock when dividends are in arrears.

  TRANSFER AGENTS AND REGISTRARS. The Company serves as transfer agent and registrar for its Preferred Stock.


                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Form 10-K Annual Report, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The statements as to matters of law and legal conclusions included in the Company's Form 10-K Annual Report and the Form 10-Q Reports incorporated by reference in this Prospectus, and such statements included in this Prospectus have been prepared under the supervision of, and reviewed by, William E. Jaudes, Vice President and General Counsel of the Company and such statements are made and incorporated or included herein in reliance on the authority of Mr. Jaudes as an expert. Mr. Jaudes is a full-time employee of the Company, and at December 31, 1993, owned 4,384 shares of the Company's Common Stock.

  LEGAL OPINIONS

  The legality of the New Preferred Stock will be passed upon for the Company by William E. Jaudes, Vice President and General Counsel of the Company. Certain legal matters will be passed upon for any underwriters, dealers or agents by Winthrop, Stimson, Putnam & Roberts, New York, New York.


                              PLAN OF DISTRIBUTION

  The Company may sell the New Preferred Stock in any of three ways: (i) through underwriters or dealers, (ii) directly to a limited number of purchasers or to a single purchaser or (iii) through agents. The Prospectus Supplement with respect to any series of Offered Securities will set forth the terms of the offering thereof, including the name or names of any underwriters, the purchase price of such Offered Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price of such Offered Securities, any discounts or concessions allowed or reallowed or paid to dealers, and the names of and exchanges on which the Offered Securities are proposed to be listed for trading or, if no such listing is proposed, the extent, if any, to which underwriters intend to make a market in such Offered Securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the New Preferred Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The New Preferred Stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

  If New Preferred Stock is sold through agents designated by the Company, the applicable Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Offered Securities and any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters or dealers to solicit offers by certain specified institutions to purchase New Preferred Stock from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contributions from the Company for payments that such agents and underwriters may be required to make in respect thereof.

  The place and time of delivery for the New Preferred Stock in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    Filing fee for registration statement.........  $ 32,565*
    Fees charged by state regulatory commissions..     3,000
    Printing expenses.............................    30,000
    Fees and expenses of Accountants..............    30,000
    "Blue Sky" fees and expenses..................    10,000
    Expenses related to listing...................    20,000
    Rating agencies fees..........................    60,000
    Miscellaneous expenses........................    14,435
                                                    --------

              Total...............................  $200,000
                                                    ========

- -----------------
       * Actual.  All other expenses are estimated.


Item 15.  Indemnification of Directors and Officers.

       The By-Laws of the Company provide that each person who now is or hereafter becomes a director or officer shall be indemnified by the Company to the maximum extent permitted by law against all judgments, expenses and settlements incurred in connection with any direct or third party civil action or any criminal claim against that person arising by reason of the fact that the person is or was serving as a director or officer of the Company; subject, however, to the statutory restriction that the Company cannot indemnify any person if that person's conduct is adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Partial indemnification, to the extent permitted by law and public policy, is permitted in instances where full indemnification is not permitted. And, where full indemnification is prohibited, such person nevertheless shall have a right of contribution to the extent permitted by law and public policy in situations where said party is held jointly liable with the Company.

       The aforesaid right to indemnification is not exclusive of any other right to indemnification that such persons may be entitled under any contract or agreement. The Company has contracted with each director to provide indemnification to the maximum extent permitted by law and public policy for any and all expenses (including judgments, fines, attorneys' fees and amounts paid in settlement) incurred by said director in his capacity as a director.

       Section 351.355 R.S.Mo. 1986 also provides for indemnification by a corporation of each director and officer in connection with any civil or criminal action unless said person's conduct is adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

       Subject to certain exceptions, the directors and officers of the Company are insured for loss up to $25,000,000 resulting from any claim or claims made against them, including claims arising under the Securities Act of 1933 and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as officers or directors, and the Company is identically insured to the extent that it shall have indemnified the directors and officers for such loss (subject to a deductible of $2,000,000 with respect to each loss). The premiums for such insurance are paid by the Company.

Item 16.  Exhibits.

                            Exhibits Filed Herewith

       The following exhibits are filed herewith and made a part hereof:

EXHIBIT NO.                             DESCRIPTION
- -----------                             -----------
1              -  Form of Underwriting Agreement.

4              -  Form of Certificate of Designation, Description, and Terms of
                  the New Preferred Stock.

5              -  Opinion of William E. Jaudes, Vice President and General
                  Counsel of the Company, including consent.

12             -  Statement re computation of ratio of earnings to fixed charges and preferred stock dividend requirements.


23             -  Consent of Independent Accountants.

24             -  Powers of Attorney.

                       Exhibits Incorporated By Reference

EXHIBIT NO.                             DESCRIPTION
- -----------                             -----------
4.1            -  Order of the Securities and Exchange Commission dated October
                  16, 1945 in File No. 70-1154 permitting the issue of Preferred
                  Stock, $3.70 Series. (Registration No. 2-27474, Exhibit 3-E.)

4.2            -  Order of the Securities and Exchange Commission dated April
                  30, 1946 in File No. 70-1259 permitting the issue of Preferred
                  Stock, $3.50 Series. (Registration No. 2-27474, Exhibit 3-F.)

4.3            -  Order of the Securities and Exchange Commission dated October
                  20, 1949 in File No. 70-2227 permitting the issue of Preferred
                  Stock, $4.00 Series. (Registration No. 2-27474, Exhibit 3-G.)

4.4            -  Articles of Incorporation of the Company and all amendments thereto filed with the Secretary of State of Missouri on or prior to November 30, 1963. (Registration No. 2-24089, Exhibit
                  3-A-1.)

4.5     -  Certificates of Amendment to Articles of Incorporation

            Dated as of                     File Reference           Exhibit No.
            -----------                     --------------           -----------
       June 1, 1966                    2-58274                          2.3
       November 9, 1967                Form 8-K, November 1967          2
       January 10, 1969                Form 8-K, January 1969           1
       November 19, 1969               Form 8-K, November 1969          2
       August 10, 1970 (2)             2-38212                          2-G
       April 22, 1971                  Form 8-K, April 1971             3
       December 14, 1972               Form 8-K, December 1972          3
       April 1, 1974 (2)               2-52218                          2.10
       October 22, 1974                2-52218                          2.10
       November 21, 1974               2-52218                          2.11
       October 16, 1975 (3)            2-54869                          2.3
       October 6, 1977                 Form 10-K, 1977                  6.2
       July 10, 1978 (2)               2-62348                          2.3
       April 11, 1979                  2-64291                          2.3-A
       November 27, 1979               2-65874                          2.2A
       June 2, 1980                    2-69821                          3.3
       June 18, 1980                   2-69821                          3.3
       November 19, 1980               2-69821                          3.4
       June 17, 1981                   Form 10-Q, June 30, 1981         4
       November 19, 1981               2-75191                          3.3
       February 3, 1982                2-75191                          3.4
       May 4, 1982                     2-75191                          3.5
       November 18, 1982               2-80394                          3.3
       May 6, 1983                     Form 10-Q, March 31, 1983        3
       June 13, 1983                   Form 10-Q, June 30, 1983         3
       November 28, 1983               Form 10-K, 1983                  3.3
       December 27, 1983(5)            Form 10-K, 1983                  3.4
       December 30, 1983(3)            Form 10-K, 1983                  3.5
       June 6, 1984                    2-96198                          3.3
       July 13, 1984                   2-96198                          3.4
       November 21, 1984               2-96198                          3.5
       June 3, 1985                    Form 10-K, 1985                  3.3
       August 20, 1985                 Form 10-K, 1985                  3.4
       November 20, 1985               Form 10-K, 1985                  3.5
       June 4, 1986                    Form 10-K, 1986                  3.3
       August 19, 1986                 Form 10-K, 1986                  3.4
       November 21, 1986               Form 10-K, 1986                  3.5
       February 19, 1987               Form 10-K, 1986                  3.6
       May 20, 1987                    Form 10-K, 1987                  3.3
       May 20, 1987                    Form 10-K, 1987                  3.4
       June 3, 1987                    Form 10-K, 1987                  3.5
       August 18, 1987                 Form 10-K, 1987                  3.6
       May 6, 1988                     Form 10-K, 1988                  3.3
       June 6, 1988                    Form 10-K, 1988                  3.4
       August 18, 1988                 Form 10-K, 1988                  3.5

               Dated as of  File Reference   Exhibit No.
- --------------------------  ---------------  -----------

       August 18, 1988      Form 10-K, 1988          3.6
- --------------------------  ---------------          ---
       February 17, 1989    Form 10-K, 1988          3.7
       June 5, 1989         Form 10-K, 1989          3.3
       August 24, 1989      Form 10-K, 1989          3.4
       May 10, 1990         Form 10-K, 1990          3.3
       June 5, 1990         Form 10-K, 1990          3.4
       January 13, 1993     Form 10-K, 1992          3.3

  Note: Reports of the Company on Forms 8-K and 10-K are on file with the SEC under file number 1-2967.


Item 17.  Undertakings.

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (6) That (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424
(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on the 4th day of March, 1994.

                                        Union Electric Company
                                              (Registrant)


                                        Charles W. Mueller
                                          President and Chief
                                           Executive Officer

                                        By    /s/ James C. Thompson
                                           -------------------------------------
                                           (James C. Thompson, Attorney-in-Fact)


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                                       Date
      ---------                       -----                                       ----
Charles W. Mueller
                             PRESIDENT, CHIEF EXECUTIVE
                                   OFFICER AND DIRECTOR
                          (PRINCIPAL EXECUTIVE OFFICER)
Donald E. Brandt
                             SENIOR VICE PRESIDENT
                          (PRINCIPAL FINANCIAL AND
                               ACCOUNTING OFFICER)
Sam B. Cook               DIRECTOR
William E. Cornelius      DIRECTOR
Thomas A. Hays            DIRECTOR                         By  /s/ James C. Thompson                  March 4, 1994
                                                               -------------------------------------
                                                               (James C. Thompson, Attorney-in-Fact)
Thomas H. Jacobsen        DIRECTOR
Richard A. Liddy          DIRECTOR
John Peters MacCarthy     DIRECTOR
Paul L. Miller, Jr.       DIRECTOR
Robert H. Quenon          DIRECTOR
Harvey Saligman           DIRECTOR
Janet McAfee Weakley      DIRECTOR

                                 EXHIBIT INDEX


EXHIBIT NO.                          DESCRIPTION                          PAGE
- -----------                          -----------                          ----

1                -  Form of Underwriting Agreement.

4                -  Form of Certificate of Designation, Description,
                    and Terms of the New Preferred Stock.

5                -  Opinion of William E. Jaudes, Vice President and
                    General Counsel of the Company, including consent.

12               -  Statement re computation of ratio of earnings to
                    fixed charges and preferred stock dividend
                    requirement.

23               -  Consent of Independent Accountants.

24               -  Powers of Attorney.